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                                                 January 31, 1996

Mr. Richard L. Huber
Aetna Life and Casualty Company
151 Farmington Avenue
Hartford, CT  06156

Dear Dick:

     This is to confirm our understanding with respect to the use of "Aetna" in the name of the corporate entity that will own The Aetna Casualty and Surety Company and The Standard Fire Insurance Company. You have agreed to permit us limited rights to use the name "Travelers/Aetna Property Casualty Corp." as the name of such holding company and we have agreed as follows: (i) the name will only be used in full in similar size type; (ii) the entity will not be an insurance company; (iii) no later than December 31, 1997, the name of the entity will be changed to eliminate the word "Aetna"; and (iv) it is our mutual intent that the name be used only for the corporate holding company and for holding company types of activities [such as selling holding company securities (provided that any prospectus state that the holding company is not controlled by Aetna Life and Casualty Company, or its successor), dealing with the investment community, corporate advertising of the existence of the holding company, and usage of business cards and letterheads by the senior employees on matters directly related to holding company types of activities] and expressly not used for operating company types of activities [such as sales, advertising, marketing or transmitting insurance policies, bonds or other products or services to customers or potential customers, executing leases, purchase agreements and other agreements related to the operation of the operating companies, or pursuing causes of action which arise out of the activities of the operating companies]. The rights to the names and marks licensed under the License Agreement dated as of November 28, 1995 (the "License Agreement"), which was annexed as
Exhibit 7.4(a) to the Stock Purchase Agreement between The Travelers Insurance Group Inc., and Aetna Life and Casualty Company (the "Stock Purchase Agreement"), shall not be otherwise affected in any way by this letter agreement and our rights to use the "Travelers/Aetna Property Casualty Corp." name shall be governed by the License Agreement as if the name had been included on its Schedule A, except to the extent that this letter agreement imposes additional restrictions on our rights to such name.

This letter agreement constitutes and amendment to Section 7.4(b) of the Stock Purchase Agreement. Except as otherwise specifically set forth herein, the Stock Purchase Agreement remains in full force and effect.

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     If the foregoing sets forth your understanding of our
agreement, please so indicate by signing two copies of this letter in the space provided below and return one fully executed copy to me at your earliest convenience.


                                The Travelers Insurance Group Inc.

                           By:  /s/ Jay S. Fishman
                                __________________________________
                                 Jay S. Fishman
                                 Vice Chairman


ACKNOWLEDGED AND AGREED:
Aetna Life and Casualty Company


By:  /s/ Richard L. Huber
     _______________________________
     Richard L. Huber
     Vice Chairman